Exhibit 99.1

NEWS RELEASE HECLA APPOINTS DIRECTOR

FOR IMMEDIATE RELEASE

March 1, 2021

COEUR D'ALENE, IDAHO -- Hecla Mining Company (NYSE:HL) today announced the appointment of Alice Wong as a Director effective February 26, 2021. Ms. Wong has been Senior Vice-President and Chief Corporate Officer at Cameco Corporation since July 2011. Prior to that, she served as Vice President Safety, Health, Environment, Quality and Regulatory Relations from 2008 to June 2011. Ms. Wong was also the Vice President Investor, Corporate and Government Relations from 2005 to 2008. Ms. Wong has more than 30 years of diverse expertise in the uranium industry and holds a Corporate Directors Designation (ICD.D).

Webcast

On March 2, 2021, Hecla will publish a webcast “2020 Performance Review,” available on its website at www.hecla-mining.com. The Company expects to periodically issue additional webcasts that will provide further information on the Company, silver, and the industry. These webcasts will be available on the Company’s website and various social media platforms.

ABOUT HECLA

Founded in 1891, Hecla Mining Company (NYSE:HL) is the largest silver producer in the United States. In addition to operating mines in Alaska, Idaho, and Quebec, the company owns a number of exploration properties and pre-development projects in world-class mining districts throughout North America.

For further information, please contact:

Russell Lawlar

Senior Vice President, CFO and Treasurer

Jeanne DuPont

Senior Communications Coordinator

800-HECLA91 (800-432-5291)

Investor Relations

Email: hmc-info@hecla-mining.com

Website: www.hecla-mining.com

                         Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com                                         1